UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2013

K12 Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Corporate Park Drive, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On January 9, 2013, K12 Inc. (the "Company") issued a press release reaffirming second quarter fiscal year 2013 guidance. A copy of this release is attached as Exhibit 99.1 and is and incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, the Board of Directors (the "Board") of K12 Inc. (the "Company") appointed Nathaniel A. Davis, Chairman of the Board, to the newly established position of Executive Chairman. Concomitant with his appointment as Executive Chairman, Mr. Davis is stepping down from his service as a member of the Board’s Audit Committee and Compensation Committee. The Board has appointed John M. Engler to serve on the Audit Committee along with current members Steven B. Fink (Chair) and Guillermo Bron.

In addition, the Board appointed Jon Q. Reynolds as the Lead Independent Director of the Board. Mr. Reynolds will chair executive sessions of non-management directors of the Board from time to time, while Mr. Davis will continue to chair meetings of the Board.

Ronald J. Packard will continue as a director of the Company, and per his employment agreement, will remain the Chief Executive Officer and will report directly to the Executive Chairman. The Compensation Committee of the Board also determined that Mr. Packard has satisfied the contractual performance condition for FY 2013 that will entitle him to his annual restricted stock award having a value of $1,250,000 to be granted in the ordinary course of business prior to the end of the calendar year.

In connection with his service as Executive Chairman, the Board has set an annual base salary for Mr. Davis of $480,000 with a target annual bonus of 150% of his base salary subject to performance objectives to be established by the Compensation Committee. In addition, the Board has granted Mr. Davis 197,555 shares of restricted stock having a fair market value of $4,200,000 at the close of business on January 7, 2013, subject to achieving performance objectives to be established by the Compensation Committee and quarterly vesting over three years, and 341,810 options to purchase shares of the Company’s common stock subject to quarterly vesting over three years. The exercise price for the options is set at $21.26 per share, based upon the closing price of a share of the Company's common stock as reported on the NYSE on January 7, 2013.

On January 10, 2013, the Company issued a press release announcing Mr. Davis' appointment as Executive Chairman and Mr. Packard's continued role as Chief Executive Officer. A copy of this release is attached as Exhibit 99.2 and is and incorporated by reference.

Item 8.01 Other Events.

On January 10, 2013, the Company issued a press release announcing the appointment of Margaret Jorgensen, PhD., as its Chief Academic Officer. A copy of this release is attached as Exhibit 99.3 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1 - Press release dated January 9, 2013 of K12 Inc.
Exhibit No. 99.2 - Press release dated January 10, 2013 of K12 Inc.
Exhibit No. 99.3 - Press release dated January 10, 2013 of K12 Inc.

This Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors including the “Risk Factors” included in the Company's Form 10-K filed on September 12, 2012 and additional reports the Company files with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

January 10, 2013	By:	/s/ Howard D. Polsky

Name: Howard D. Polsky
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 9, 2013 of K12 Inc.
99.2	Press release dated January 10, 2013 of K12 Inc.
99.3	Press release dated January 10, 2013 of K12 Inc.